EXHIBIT 4.4

 [front of Certificate]

 NUMBER          APARTMENT INVESTMENT AND MANAGEMENT COMPANY         SHARES
 E



 CLASS E CUMULATIVE CONVERTIBLE                           See reverse for
 PREFERRED STOCK                                        certain definitions
 This certificate is transferable in
 Boston, MA or New York, NY                       CUSIP  03748R 60 6
            INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND



 This certifies that

 is the owner of


   FULLY-PAID AND NON-ASSESSABLE SHARES OF CLASS E CUMULATIVE CONVERTIBLE PREFERRED STOCK, $.01 PAR VALUE, OF
 -----------------APARTMENT INVESTMENT AND MANAGEMENT COMPANY----------------

 transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed.
      This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated:                                            /s/ Terry Considine
                                                    Chief Executive Officer

 /s/ Joel Bonder               [SEAL]                /s/ Peter K. Kompaniez
     Secretary                                            President



 COUNTERSIGNED AND REGISTERED:
                               BANKBOSTON, N.A.
                                 TRANSFER AGENT AND REGISTRAR
 By   [Signature]
                                    AUTHORIZED SIGNATURE

 [back of Certificate]

      APARTMENT INVESTMENT AND MANAGEMENT COMPANY

      The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent, N.A., c/o Boston EquiServe, L.P., Shareholder Services, 150 Royall Street, Canton, MA 02021.

      The shares of Class E Cumulative Convertible Preferred Stock represented by this certificate are subject to restrictions on transfer.
 No person may Beneficially Own shares of Class E Cumulative Convertible Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class E Cumulative Convertible Preferred Stock). Any Person that attempts to Beneficially Own shares of Class E Cumulative Convertible Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class E Cumulative Convertible Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, (i) the transfer of the shares of Class E Cumulative Convertible Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class E Cumulative Convertible Preferred Stock) or (ii) the shares of Class E Cumulative Convertible Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.

      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM - as tenants in common  UNIF GIFT MIN ACT - ___ Custodian__________
                                                      (Cust)          (Minor)
   TEN ENT  - as tenants by the entireties      under Uniform Gifts to Minors
   JT TEN   - as joint tenants with right of
               survivorship and not as tenants  Act____________________
               in common                                 (State)

  Additional abbreviations may also be used though not in the above list.


 For Value received ________________________________ hereby sell, assign and transfer unto
 PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE ______________________________________
 ___________________________________________________________________________
     (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN) _____________________________________________________________________Shares
 of the Class E Cumulative Convertible Preferred Stock represented by the within Certificate and do hereby irrevocably constitute and appoint _________________________________________________________________ Attorney
 to transfer the said stock on the books of the within-named Corporation with full power of substitution in the promises.
 Dated:___________________               ____________________________________
                                         SIGNATURE

 SIGNATURE(S) GUARANTEED
 NOTICE: THE SIGNATURE(S) OF THIS ASSIGNMENT MUST CORRESPOND WITH NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
 By:____________________________
 NOTICE: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad